UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Columbus Circle 15th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Indaptus Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on September 9, 2026 (the “Prior Form 8-K”), on September 8, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, shares of the Company’s common stock, par value $0.01 per share, for aggregate gross proceeds of approximately $24.0 million, before deducting offering expenses.

Pursuant to the Purchase Agreement, the closing of the transactions contemplated thereby was required to occur no later than September 29, 2026 (the “Outside Date”).

On September 29, 2026, the Company and the Purchasers entered into notices and consents (the “Notices and Consents”) pursuant to which, among other things, the Outside Date applicable to each Purchaser was extended from September 29, 2026 to October 16, 2026 (the “Extended Outside Date”). The Notices and Consents also permit the Company to defer and coordinate the closing with respect to the Purchasers until the applicable conditions to closing under the Purchase Agreement have been satisfied or waived, but in no event later than the Extended Outside Date, unless otherwise agreed in writing by the Company and the applicable Purchaser. In addition, the deadline for the Purchasers to fund their respective purchase prices under the Purchase Agreement, as well as certain related termination rights, was extended to the Extended Outside Date.

Except as modified by the Notices and Consents, the Purchase Agreement remains unchanged and in full force and effect.

The foregoing description of the Purchase Agreement and the Notices and Consents does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 10.1 to the Prior Form 8-K and is incorporated herein by reference, and the form of the Notice of Extension of Outside Date and Consent to Deferred Closing, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Notice of Extension of Outside Date and Consent to Deferred Closing, dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer